UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2025

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway,	Deerfield,	Illinois	60015
(Address of principal executive offices)			(Zip Code)
(224) 948-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01 Entry into a Material Definitive Agreement.
Notes Offerings
General
On December 4, 2025, Baxter International Inc. (the “Company”) entered into the First Supplemental Indenture (the “Supplemental Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which supplements the Indenture, dated July 29, 2021 (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), between the Company and the Trustee, relating to the issuance by the Company of $300,000,000 aggregate principal amount of the Company’s 4.450% Senior Notes due 2029 (the “2029 Notes”), $700,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2030 (the “2030 Notes”) and $1,000,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2035 (the “2035 Notes” and together with the 2029 Notes and the 2030 Notes, the “Notes”).
The Notes were sold pursuant to an Underwriting Agreement, dated as of November 19, 2025, among the Company, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC and the other underwriters named therein. The offering and sale of the Notes was registered under the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-285217) that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2025 and supplemented by the prospectus supplement, dated November 19, 2025 and filed with the SEC on November 20, 2025. The Company is filing Exhibits 5.1 and 23.1 attached to this Current Report on Form 8-K in connection with the Registration Statement.
The Company received approximately $1.99 billion in net proceeds from the sale of the Notes, after deducting the underwriters’ discounts but before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the sale of the Notes to (i) fund the Tender Offer of the 2026 Notes (each as defined in Item 8.01), (ii) discharge all of the 2026 Notes not purchased in the 2026 Notes Tender Offer, (iii) refinance the Company’s term loan credit facility, dated as of September 30, 2021 and amended and restated as of June 11, 2025 (the “Term Loan Credit Agreement”) and (iv) fund the Tender Offer of the 2027 Notes (as defined in Item 8.01 below) ((i)-(iv), together with the offering of the Notes, the “Refinancing Transactions”). The Company intends to use any remaining net proceeds for general corporate purposes, including the payment of any fees and expenses in connection with the Refinancing Transactions and the November 25, 2025 amendment to its amended and restated five-year credit agreement dated June 11, 2025 and the repayment of the Company’s other indebtedness.
Interest Rate and Maturity
Interest on the 2029 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026. Interest on the 2030 Notes and 2035 Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2026. The 2029 Notes are scheduled to mature on February 15, 2029. The 2030 Notes are scheduled to mature on December 15, 2030. The 2035 Notes are scheduled to mature on December 15, 2035.
Interest Rate Adjustment
The interest rate payable on each series of the Notes will be subject to adjustment from time to time (1) if either Moody’s Investors Service, Inc. (“Moody’s) or Standard & Poor’s Ratings Services (“S&P”) downgrades (or subsequently upgrades) the debt rating applicable to the Notes of a series (a “rating”) or (2) if either Moody’s or S&P ceases to rate the Notes of that series or fails to make a rating of the Notes of that series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended, selected by the Company as a replacement agency for Moody’s or S&P, downgrades (or subsequently upgrades), or discontinues, a rating of the Notes of that series as set forth in the Indenture.
Ranking
The Notes are the Company’s direct, unsecured and unsubordinated obligations and will rank equal in priority of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness, and senior in right of payment to any future subordinated indebtedness.
Optional Redemption
Prior to January 15, 2029 (one month prior to their maturity date) for the 2029 Notes, prior to November 15, 2030 (one month prior to their maturity date) for the 2030 Notes and prior to September 15, 2035 (three months prior to their maturity date) for the 2035 Notes (each such date, a “Par Call Date”), the Company may redeem the relevant series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 15 basis points, in the case of the 2029 Notes, 20 basis points, in the case of the 2030 Notes and 25 basis points, in the case of the 2035 Notes, in each case, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the relevant series of notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, the Company may redeem the notes of the relevant series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Repurchase Upon a Change of Control Triggering Event
The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a Change of Control Triggering Event (as defined in the Supplemental Indenture).
Covenants
Subject to certain qualifications and exceptions, the Indenture limits the Company’s ability and the ability of certain of the Company’s subsidiaries to create, incur, assume or guarantee secured debt and limits the Company’s ability to merge or consolidate with any other entity or sell, transfer or lease all or substantially all of the Company’s properties and assets.
Events of Default
The Indenture also provides for certain events of default with respect to the Notes (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest for 30 days, (ii) failure to pay principal or premium when due, (iii) default in the deposit of any sinking fund payment or payment under any analogous provision when due, (iv) failure to perform, or breach of, any other covenant or warranty in the Indenture for 90 days after notice is given by the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes and (v) certain specified events of bankruptcy, insolvency or reorganization of the Company.

The preceding is a summary of the terms of the Base Indenture and the Supplemental Indenture, and is qualified in its entirety by the complete text of the Base Indenture listed as Exhibit 4.1 to this report and of the Supplemental Indenture listed as Exhibit 4.2 to this report, each of which is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On December 4, 2025, the Company repaid all of its outstanding obligations under the Term Loan Credit Agreement using a portion of the net proceeds from the Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On December 4, 2025, the Company issued a press release announcing the early tender results in connection with the previously announced cash tender offers (each, a “Tender Offer” and together, the “Tender Offers”) of (i) any and all of its 2.600% senior unsecured notes due 2026 (the “2026 Notes”) and (ii) a portion of its 1.915% senior unsecured notes due 2027 (the “2027 Notes”) in an aggregate purchase price up to $600 million (together with the 2026 Notes, the “Tender Offer Notes”). A copy of the early tender results press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On December 4, 2025, the Company also issued a press release announcing the pricing of the Tender Offers. A copy of the pricing press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
This Current Report on Form 8-K, including the press releases incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any Tender Offer Notes. The Tender Offers are being made only pursuant to the offer to purchase of the Company, dated November 19, 2025, as amended. The Tender Offers are not being made to holders of Tender Offer Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

4.1
Indenture, dated as of July 29, 2021, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form S-3, filed on April 28, 2022)

4.2
First Supplemental Indenture, dated as of December 4, 2025, by and between the Company, as Issuer, and U.S. Bank Trust Company, National Association, as Trustee (including form of 4.450% Senior Notes due 2029, form of 4.900% Senior Notes due 2030 and form of 5.650% Senior Notes due 2035)

5.1	Opinion of Sullivan & Cromwell LLP
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
99.1	Press Release (Early Tender Results) Dated December 4, 2025
99.2	Press Release (Pricing) Dated December 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baxter International Inc.

Date: December 4, 2025	By:	/s/ Joel Grade
	Name:	Joel Grade
	Title:	Executive Vice President and Chief Financial Officer